Exhibit 99.1

LETTER OF TRANSMITTAL

Relating to

Offer to Exchange up to $728,191,000

Principal Amount of 5.72% Notes due 2040, Series B

that have been registered under the Securities Act of 1933

for

any and all outstanding 5.72% Notes due 2040

that have not been registered under the Securities Act of 1933 of

LOCKHEED MARTIN CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2011 UNLESS EXTENDED (THE “EXPIRATION DATE”).

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

Deliver to the Exchange Agent:

Global Bondholder Services Corporation

By Mail: 65 Broadway—Suite 404 New York, NY 10006	By Hand and Overnight Courier: 65 Broadway—Suite 404 New York, NY 10006

By Facsimile (for eligible institutions only): (212) 430-3775	Confirm by Telephone: (212) 430-3774

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

For any questions regarding this Letter of Transmittal, you may contact the Exchange Agent by telephone at (212) 430-3774 or toll free at (866) 807-2200.

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2011 (the “Prospectus”) of Lockheed Martin Corporation, a Maryland corporation (the “Corporation”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Corporation’s offer (the “Exchange Offer”) to exchange up to $728,191,000 of its 5.72% Notes due 2040, Series B (the “New Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.72% Notes due 2040 CUSIP Nos. 539830 and U5400E AB7 (the “Old Notes”) that have not been registered under the Securities Act, of which an aggregate principal amount at maturity of $728,191,000 was outstanding as of                     , 2011. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Prospectus.

For each Old Note accepted for exchange, the holder of that Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Old Notes accepted for exchange will not receive accrued interest at the time of exchange. However, each New Note will bear interest from the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note.

This Letter of Transmittal is to be completed by a holder of Old Notes if certificates are to be forwarded with the Letter of Transmittal. Holders of Old Notes whose certificates are not immediately available, whose Old Notes are held through DTC, or who are unable to deliver their certificates and all other documents required by this Letter of Transmittal to the Exchange Agent on or before the Expiration Date, must comply with DTC’s Automated Tender Offer Procedures (“ATOP”) for book-entry transfer described in “The Exchange Offer—Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC.” See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Eligible holders of Old Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute tenders though ATOP, for which the exchange offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Old Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned hereof and that Lockheed Martin may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, eligible holders who tender their Old Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

If you are a beneficial owner that holds Old Notes through Euroclear or Clearstream and wish to tender your Old Notes, you must contact Euroclear or Clearstream, as the case may be, directly to ascertain their procedure for tendering Old Notes and must comply with such procedure.

The undersigned hereby tenders the Old Notes described in Box 1 below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all the tendered Old Notes and the undersigned represents that it has received from each beneficial owner of the tendered Old Notes (collectively, the “Beneficial Owners”), if any, a duly completed and executed form of “Instructions to Registered Holder from Beneficial Owner” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

Subject to, and effective upon, the acceptance for exchange of the tendered Old Notes, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Corporation, all right, title, and interest in, to, and under the Old Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Old Notes, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the tendered Old Notes to the Corporation or cause ownership of the tendered Old Notes to be transferred to, or upon the order of, the Corporation, on the books of the registrar for the Old Notes and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Corporation upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon acceptance by the Corporation of the tendered Old Notes pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Old Notes, all in accordance with the terms of the Exchange Offer.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the New Notes exchanged for tendered Old Notes in the name(s) of the undersigned. Ownership of beneficial interests in the global note representing the New Notes will be limited to DTC and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as participants. Accordingly, only DTC participants may receive beneficial interests in the New Notes in their own names. If you are not a DTC participant, you will need to specify the name and account number of a DTC participant under “Special Delivery Instructions” in Box 3. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the New Notes (and accompanying documents, as appropriate) to the undersigned at the address shown below in Box 1.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer” in the Prospectus and in the instructions to this Letter of Transmittal and acceptance of such Old Notes by the Corporation, following such acceptance, will constitute a binding agreement between the undersigned and the Corporation upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of tenders prior to acceptance by the Corporation on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders of Old Notes.”

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered, and that, when the Old Notes are accepted for exchange as contemplated in this Letter of Transmittal, the Corporation will acquire good and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Corporation or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

In addition, the undersigned hereby represents and warrants that:

(i) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

(ii) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in or has an intent to participate in a distribution of the New Notes;

(iii) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution of the New Notes;

(iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Corporation; and

(v) if the undersigned is a broker-dealer, the undersigned acquired the Old Notes as a result of market-making activities or other trading activities and not directly from the Corporation for its own account in the initial offering of the Old Notes.

If any of the foregoing representations and warranties are not true, then the undersigned acknowledges and agrees that it is not eligible to participate in the Exchange Offer, cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in a series of no-action letters issued to third parties in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the undersigned’s notes.

If any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it hereby acknowledges that it will deliver a prospectus in connection with any resale of New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that the delivery and surrender of the Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, or a properly transmitted agent’s message, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Corporation. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered notes pursuant to the procedures described above will be determined by the Corporation in its sole discretion (whose determination shall be final and binding).

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS TO THE PROSPECTUS.

Name:

Address:

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING THE BOXES

Box 1

DESCRIPTION OF OLD NOTES TENDERED (Attach additional signed pages, if necessary)

Name(s) and Address(es) of Registered Holder(s), exactly as name(s) appear(s) on Note Certificate(s) (Please fill in, if blank)	CUSIP Number of Old Notes	Certificate Number(s) of Old Notes	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendered*

TOTAL

*  The minimum permitted tender is $1,000 in principal amount of Old Notes. All other tenders must be in integral multiples of $1,000 of principal amount. Unless otherwise indicated in this column, the aggregate principal amount of the Old Notes represented by the certificates identified in this Box 1 or delivered to the Exchange Agent with this Letter of Transmittal will be deemed tendered. See Instruction 3.

Box 2	Box 3

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 4, 5 and 6)

To be completed ONLY if certificates for Old Notes not exchanged and/or New Notes are to be issued in the name of and sent to someone other than the undersigned.

Issue New Note(s) and/or Old Notes to:

Name(s):

(Please Type or Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 4, 5 and 6)

To be completed ONLY if New Notes are to be issued to someone other than the undersigned, or to the undersigned at an address or a DTC account other than that shown in Box 1.

Issue New Note(s) to:

Name(s) of

DTC participant:

                            (Please Type or Print)

DTC participant

account number:

Contact name of

tendering holder’s

broker or custodian:

Contact telephone number: This Box 3 must be completed if you are NOT a DTC participant.

BOX 4

TENDERING HOLDER SIGNATURE

(See Instructions 1 and 4)

X

X

(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Old Notes as their name(s) appear(s) on the Old Notes or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.

Name(s):

Capacity:

Street Address:

(Include Zip Code)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature Guarantee:

(If Required by Instruction 4)

Authorized Signature:

Name:

(Please Type or Print)

Title:

Name of Firm:

(Must be an Eligible Institution as defined in Instruction 1)

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

If you are a DTC participant, please provide your DTC participant account number:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal and Certificates. This Letter of Transmittal is to be used if certificates for Old Notes are to be physically delivered to the Exchange Agent herewith, as set forth in the Prospectus.

To validly tender Old Notes pursuant to the Exchange Offer, either (a) the Exchange Agent must receive a properly completed and duly executed copy of this Letter of Transmittal with any required signature guarantees, together with certificates for the Old Notes and any other documents required by this Letter of Transmittal, or (b) a holder must comply with the ATOP procedures for book-entry transfer described below on or before the Expiration Date.

The Exchange Agent and DTC have confirmed that the exchange offer is eligible for DTC’s ATOP with respect to book-entry notes held through DTC. The Letter of Transmittal with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date. Old Notes will not be deemed to have been tendered until the Letter of Transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Old Notes by effecting a book-entry transfer of Old Notes to be tendered in the exchange offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, which we refer to as a “participant,” tendering Old Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce the agreement against the participant. A Letter of Transmittal need not accompany tenders effected through ATOP.

The method of delivery of this Letter of Transmittal, the certificates for Old Notes and other required documents is at the election and risk of the tendering holder. Except as otherwise provided in this Letter of Transmittal and in the Prospectus, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date.

2. Beneficial Owner Instructions to Registered Holders. Only a holder in whose name tendered Old Notes are registered on the books of the registrar (or the legal representative or attorney-in-fact of that registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner, if any, of tendered Old Notes who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holder of the Instructions to Registered Holder from Beneficial Owner form accompanying this Letter of Transmittal.

3. Partial Tenders. Tenders of Old Notes will be accepted only in integral multiples of $1,000 in principal amount. If less than the entire principal amount of Old Notes held by the holder is tendered, the tendering holder should fill in the principal amount tendered in the column labeled “Aggregate Principal Amount Tendered” of Box 1 above. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes held by the holder is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes tendered and accepted will be sent to the holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, promptly following the Expiration Date.

4. Signatures on the Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Old Notes, the signature must correspond with the name(s) as written on the face of the tendered Old Notes without alteration, enlargement or any change whatsoever.

If any of the tendered Old Notes are registered in the name of two or more holders, all holders must sign this Letter of Transmittal. If any Old Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Old Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Corporation of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the Old Notes tendered hereby, no endorsements of the Old Notes or separate instruments of transfer are required unless New Notes, or Old Notes not tendered or exchanged, are to be issued to a person other than the registered holders, in which case signatures on the Old Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

If this Letter of Transmittal is signed other than by the registered holders of the Old Notes tendered hereby, those Old Notes must be endorsed or accompanied by appropriate instruments of transfer and a duly completed proxy entitling the signer of this Letter of Transmittal to consent with respect to those Old Notes, on behalf of the registered holders, in any case signed exactly as the name or names of the registered holders appear on the Old Notes, and signatures on those Old Notes or instruments of transfer and proxy must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless (a) the Old Notes tendered hereby are tendered by a registered holder that has not completed Box 2 entitled “Special Issuance Instructions” or Box 3 entitled “Special Delivery Instructions” in this Letter of Transmittal, or (b) the Old Notes are tendered for the account of an Eligible Institution. If the Old Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Old Notes not accepted for exchange or not tendered are to be registered in the name of or returned to a person other than the registered holder, or if New Notes are to be issued to someone or delivered to someone other than the registered holder of the Old Notes, then the signatures on this Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

The Letter of Transmittal and Old Notes should be sent only to the Exchange Agent, and not to the Corporation or DTC.

5. Special Issuance and Delivery Instructions. Tendering holders should indicate, in the appropriate box (Box 2 or 3), the name and address to which the New Notes and/or substitute certificates evidencing Old Notes for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the Old Notes not exchanged will be returned to the name or address of the person signing this Letter of

Transmittal. The New Notes are being issued in book-entry form only. Holders of Old Notes who are not DTC participants must specify the name of a DTC participant to receive their New Notes.

6. Transfer Taxes. The Corporation will pay all transfer taxes, if any, applicable to the exchange of tendered Old Notes pursuant to the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if Old Notes tendered hereby are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and exchange of tendered Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption from those taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the tendered Old Notes listed in this Letter of Transmittal.

7. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Corporation. This determination will be final and binding. The Corporation reserves the right to reject any and all tenders of Old Notes not in proper form or the acceptance of which for exchange may, in the opinion of the Corporation’s counsel, be unlawful. The Corporation also reserves the right to waive any conditions of the Exchange Offer or any defect or irregularity in the tender of Old Notes. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Corporation will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Corporation determines. Neither the Corporation, the Exchange Agent nor any other person will be under any duty to give notification of defects or irregularities to holders of Old Notes or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered, the unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted or non-exchanged portion of the Old Notes, as appropriate, will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

8. Amendments; Waiver of Conditions. Subject to applicable law, the Corporation reserves the right to amend the Exchange Offer or to waive any of the conditions of the Exchange Offer in the case of any tendered Old Notes. If the Exchange Offer is amended in a manner that the Corporation determines constitutes a material change, including the waiver of a material condition, the Corporation will extend the Exchange Offer to the extent necessary to provide that at least five business days remain in the Exchange Offer following notice of the material change.

9. No Conditional Tenders. No alternative, conditional, irregular, or contingent tender of Old Notes or transmittal of this Letter of Transmittal will be accepted.

10. Mutilated, Lost, Stolen or Destroyed Old Notes. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal for further instructions.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

12. Acceptance of Tendered Old Notes and Issuance of New Notes; Return of Old Notes. Subject to the terms and conditions of the Exchange Offer, the Corporation will accept for exchange all validly tendered Old Notes promptly after the Expiration Date and will issue New Notes for the Old Notes promptly thereafter. For purposes of the Exchange Offer, the Corporation will be deemed to have accepted tendered Old Notes when, as and if the Corporation has given written notice or oral notice (immediately confirmed in writing) of acceptance to the Exchange Agent. If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, those unexchanged Old Notes will be returned, without expense, to the tendering holder at the address shown in Box 1 or at a different address as may be indicated in this Letter of Transmittal under “Special Delivery Instructions” (Box 3).

13. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders of Old Notes.”